                                                                  EXHIBIT 10.12


                                 LEASE SUMMARY


                                 George Reilly
                 CPS, The Commercial Property Services Company
                        1740 Technology Drive, Suite 180
                               San Jose, CA 95110
                                 (408) 437-3439

                                 APRIL 22, 1997




                                   [CPS LOGO]

                    PREMISES:   2905/2909 Stender Way, Santa Clara

                 SQUARE FEET:   25,690 square feet

          LEASE COMMENCEMENT:   July 1, 1997

            LEASE EXPIRATION:   June 30, 2005

                    LANDLORD:   Spieker Properties, L.P.

       LANDLORD CONTACT NAME:   Dave Wilbur

     LANDLORD CONTACT NUMBER:   (415) 856-5400

               TERM OF LEASE:   Eight (8) years

TENANT IMPROVEMENT ALLOWANCE:   None

                INITIAL RENT:   $1.27 per square foot

            RENT ADJUSTMENTS:   $1.32, $1.37, $1.43, $1.486, $1.545, $1.607,
                                $1.67

            SECURITY DEPOSIT:   $48,000.00

                     OPTIONS:   None


                                  PRESENTED TO

                             PEGGY SMITH, CELERITEK

                            BASIC LEASE INFORMATION


Lease Date:             April 11, 1997

Tenant:                 Celeritek, Inc., a California corporation

Address of Tenant:      3236 Scott Boulevard, Santa Clara, California

Landlord:               Spieker Properties, L.P., a California limited
                        partnership

Address of Landlord:    2180 Sand Hill Road, #200, Menlo Park, CA 94025

Project Description:    That approximately 51,150 square foot concrete tilt-up
                        building and its related paving and landscaping situated on 3.84 acres of land located at 2905/2909
                        Stender Way, Santa Clara, California, as outlined in green on the attached Exhibit A.

Building Description:   That approximately 51,150 square foot concrete tilt-up
                        building situated on 3.84 acres of land located at 2905/2909 Stender Way, Santa Clara, California, as outlined in blue on the attached Exhibit A.

Premises:               Approximately 25,690 square feet of that approximately
                        51,150 square foot concrete tilt-up building and its related paving and landscaping situated on 3.84 acres of land located at 2909 Stender Way, Santa Clara,
                        California, as outlined in red on the attached Exhibit
                        A.

Permitted Use:          Research and development, manufacturing, assembly,
                        marketing, (non-retail) sales of electronic equipment for the wireless communication industry, including associated general office, storage, shipping and receiving uses in compliance with all applicable laws and ordinances of the City of Santa Clara.

Parking/
Occupancy Density:      Parking and occupant density are not to exceed 3.6/1,000
                        square feet, on a non-assigned and, non-exclusive basis.

Scheduled Term
Commencement Date:      July 1, 1997

Length of Term:         Eight (8) Years, beginning from the first day of the
                        first full month of occupancy.

Rent:

                        Base Rent:     see addendum 1          $_____________
                        Estimated First Year Basic
                        Operating Costs                        $3,043 per month
                                                               ----------------
Security Deposit:       Forty-eight thousand dollars ($48,000.00).

Tenant's
Proportionate Share:    50.22%

The foregoing Basic Lease information is incorporated into and made part of this Lease. Each reference in this lease to any Basic Lease information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the lease, the latter shall control.

                               TABLE OF CONTENTS

                                                                            PAGE
     Basic Lease Information ...............................................   1
     Table of Contents .....................................................   2
 1.  Premises ..............................................................   3
 2.  Possession and Lease Commencement .....................................   3
 3.  Term ..................................................................   3
 4.  Use ...................................................................   3
 5.  Rules and Regulations .................................................   3
 6.  Rent ..................................................................   3
 7.  Basic Operating Cost ..................................................   4
 8.  Insurance and Indemnification .........................................   5
 9.  Waiver of Subrogation .................................................   5
10.  Landlord's Repairs and Services .......................................   5
11.  Tenant's Repairs ......................................................   5
12.  Alterations ...........................................................   5
13.  Signs .................................................................   6
14.  Inspection/Posting Notices ............................................   6
15.  Utilities .............................................................   6
16.  Subordination .........................................................   6
17.  Financial Statements ..................................................   6
18.  Estoppel Certificate ..................................................   6
19.  Security Deposit ......................................................   6
20.  Tenant's Remedies .....................................................   6
21.  Assignment and Subletting .............................................   7
22.  Quiet Enjoyment .......................................................   7
23.  Condemnation ..........................................................   7
24.  Casualty Damage .......................................................   7
25.  Holding Over ..........................................................   8
26.  Default ...............................................................   8
27.  Liens .................................................................   9
29.  Transfers by Landlord .................................................   9
30.  Right of Landlord to Perform Tenant's Covenants .......................   9
31.  Waiver ................................................................   9
32.  Notices ...............................................................   9
33.  Attorneys' Fees .......................................................   9
34.  Successors and Assigns ................................................   9
35.  Force Majeure .........................................................   9
36.  Miscellaneous .........................................................   9
37.  Additional Provisions .................................................  10

EXHIBIT "A" ........................................Site Plan, Legal Description
EXHIBIT "B" .................................................Existing Floor Plan
EXHIBIT "C" ...............................................Exterior Improvements
EXHIBIT "D" .......................................Form of Termination Agreement
EXHIBIT "HM" ........................................List of Hazardous Materials

                                     LEASE

THIS LEASE is made as of this 11th day of April, 1997, between Spieker Properties, L.P., a California limited partnership (hereinafter called "Landlord") and Celeritek, Inc., a California corporation (hereinafter called "Tenant").

        PREMISES

1. Landlord leases to Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit "A" and described in the Basic Lease information. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit "A".

        POSSESSION AND LEASE COMMENCEMENT

2. A. In the event this Lease pertains to a Premises in which the interior improvements have already been constructed (existing improvements) the provisions of this subparagraph 2A shall apply and the Term Commencement Date shall be the earlier of the date on which (1) Tenant takes possession of some or all of the Premises or (2) Landlord delivers the Premises to Tenant. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Term Commencement Date, Landlord shall not be subject to any liability therefore, nor shall Landlord be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to delivery of the Premises. Tenant acknowledges that it has inspected and accepts the Premises in their present condition as suitable for the purpose for which the Premises are leased. Tenant agrees that said Premises and other improvements are in good and satisfactory condition provided, however, Tenant shall have the right to notify Landlord if the Premises are not in the materially the same condition prior to taking possession of the Premises. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

        See Addendum 2

        TERM

3. The Term of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

        USE

4. A. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without prior written consent of Landlord. No increase in the Occupant Density of the Premises shall be made without the prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the nonexclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

        B. Tenant shall not permit any odors, smoke, dust, gas, substance, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible in violation of applicable law. Storage outside the Premises of materials, vehicles or any other items Landlord deems objectionable is prohibited without Landlord's prior written consent. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

        C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorney's fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.

        See Addendum 3

        RULES AND REGULATIONS

5. Tenant and Tenant's agents, employees, and invitees shall faithfully observe and comply with any reasonable rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

        RENT

6. Tenant shall pay to Landlord, without demand throughout the Term, Rent as specified in the Basic Lease information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and that prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

        See Addendum 1

BASIC OPERATING COST

7. A. BASIC OPERATING COST. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

        (1) All real estate taxes, possessory interest taxes, business or license taxes or fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent (or any portion or component thereof), except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of the net income of Landlord or the owner of any interest therein.

        (2) All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of fire, casualty and liability coverage, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance.

        (3) Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant).

        (4) All maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

        (5)  Utilities which benefit all or a portion of the Premises.

        (6) A management and accounting cost recovery equal to three percent (3%) of Base Rent.

        In the event that the building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building including Tenant.

        All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, any instance wherein Landlord, at Landlord's sole discretion, deems Tenant to be responsible for any amounts greater than its Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

        See Addendum 4

        B. PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable. Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month thereafter.

        C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating costs, then (provided that Tenant is not in default under this Lease), Landlord shall pay to Tenant the difference within twenty (20) days of such statement. If this Lease has been terminated or the term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.

        D. NET LEASE. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in paragraph 7A incurred in connection with ownership and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building or Project.

        E. TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than five (5) days prior written notice to Landlord, to review at reasonable times, in Landlord's office, Landlord's books and records applicable to Tenant's Lease for purposes of verifying Landlord's calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

        In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under paragraph 7B or 7C above, Tenant shall have the right, not later than twenty (20) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 7E within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 7B or 7C, such statement shall be final and binding for all purposes hereof.

INSURANCE AND INDEMNIFICATION

8. A. CASUALTY INSURANCE. Landlord agrees to maintain insurance insuring the Buildings of the Project, of which the Premises are a part, against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than one hundred percent (100%) of the replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Premises or any leasehold improvements, additions or alterations which Tenant may make upon the Premises.

        B. LIABILITY INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and Project. Said policies shall (1) name Landlord and, if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (2) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California, and (3) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the lease and upon each renewal of said insurance.

        C. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair except as expressly otherwise provided in Paragraphs 10 and 12. Tenant shall indemnify Landlord and hold Landlord harmless from any and all loss, cost, damage, injury or expense arising out of or related to (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use of occupancy of the Premises, or from activities of Tenant, its agents, servants, employees,
        (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant within the Premises or Project, and (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Landlord. The foregoing release and indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord or Landlord's breach of its repair obligations under this Lease. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

WAIVER OF SUBROGATION

9. Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damages to the premises or any part thereof, or (d) claims arising by reason of the foregoing to the extent such claims would normally be insured against under any insurance required to be maintained hereunder. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the revisions of this paragraph.

LANDLORD'S REPAIRS AND SERVICES

10. Landlord shall at Landlord's expense maintain the structural soundness of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including but not limited to the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's sole discretion. Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

TENANT'S REPAIRS

11. Tenant shall at Tenant's expense maintain all parts of the Premises in a good clean and secure condition promptly making all necessary repairs and replacements including but not limited to all windows, glass, doors and any special office entries, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, roofing, plumbing work and fixtures, skylights, smoke hatches and roof vents. Tenant shall at Tenant's expense also perform necessary pest extermination and regular removal of trash and debris. If required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees.

        See Addendum 5.

ALTERATIONS

12. Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the premises without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations, (b) are in Landlord's opinion compatible with the Project and its mechanical, plumbing, electrical, and heating/ventilation/air conditioning systems, and (c) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the proposed alterations or additions, construction means and methods, any contractor or subcontractor to be employed on the work of alteration or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord's written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord including any costs or expenses which Landlord may incur in electing to have an outside agency review said plans and specifications. Landlord shall have the right to require Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Landlord so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        See Addendum 6


SIGNS

13. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its reasonable discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its reasonable discretion. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

INSPECTION/POSTING NOTICES

14. After reasonable notice, except in emergencies where no such notice shall be required, Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Five months prior to the end of the lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any entry by Landlord shall comply with all of Tenant's reasonable security measures.

UTILITIES

15. Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

SUBORDINATION

16. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both, and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust.

        See Addendum 7

FINANCIAL STATEMENTS

17. At the request of Landlord, Tenant shall provide to Landlord its current financial statement or other information discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

ESTOPPEL CERTIFICATE

18. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease.

SECURITY DEPOSIT

19. Tenant agrees to deposit with Landlord upon execution of this Lease, a Security Deposit as stated in the Basic Lease Information which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of the Tenant's obligations under this Lease have been fulfilled.

TENANT'S REMEDIES

20. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgement from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgement. Any lien obtained to enforce any such judgement and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

ASSIGNMENT AND SUBLETTING

21. A. Tenant shall not assign or sublet the Premises or any part thereof without Landlord's prior written approval except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of such notice to notify Tenant in writing that Landlord elects either
        (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant, or (2) to permit Tenant to assign this Lease or sublet such space subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord's opinion increase Occupant Density of the Project, the proposed assignee or subtenant is of sound financial condition, and the proposed assignment or sublease would not be likely to result in any decrease in Rent. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.

        B. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (1) the reasonable cost of any improvements which Tenant has made for the purpose of assigning or subletting all or part of the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Tenant, fifty percent (50%) to Landlord.

        C. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

        See Addendum 8

        E. If Tenant is a partnership, joint venture or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this paragraph.

        F. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

QUIET ENJOYMENT

22. Landlord represents that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

CONDEMNATION

23. A. If the whole or any substantial portion of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

        B. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph 23A above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

        C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY DAMAGE

24. A. If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can be made either (1) within ninety (90) days, (2) in more than ninety (90) days but in less than one hundred eighty (180) days, or (3) in more than one hundred eighty (180) days from the date of such notice; Lanlord's determination shall be binding on Tenant.

        B. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

        See Addendum 9

        C. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of either (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease, or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant for no more than ninety (90) additional days or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

        D. If the Premises should be so damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

        E. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

        F. The provision of Section 1942, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of California is superseded by the foregoing.

HOLDING OVER

25. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) the amount of the daily rental for the last month prior to the date of expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as its deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this paragraph shall supply.

DEFAULT

26. A. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute an event of default on the part of Tenant:

        (1) ABANDONMENT. Vacation or abandonment of the Premises for a continuous period in excess of five (5) days while Tenant is otherwise in default hereunder. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph 26A being deemed such notice to Tenant as required by said Section 1951.3.

        (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of five (5) days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than Once during each year of the Term, the second such non-payment constituting default for all purposes hereof without requirements of notice.

        (3) OTHER OBLIGATIONS. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen (15) days after written notice of such failure, or such longer period as reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the Benefit of creditors.

        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty
        (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligation of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten
        (10) days after the levy thereof.

        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

        B.  REMEDIES UPON DEFAULT.

        (1) RENT. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

        (2) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right, with or without notice or demand, to immediately terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by and lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

        (3) CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under paragraph 26B(2) hereof, and Landlord may enforce all its rights and remedies under this Lease, including but without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

        C. DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of paragraph 26B(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid Rent for the Balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2), above shall be computed with interest at the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

        D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

        E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

LIENS

27. Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's lien.

        SUBSTITUTION

TRANSFERS BY LANDLORD

29. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant that accrue after the date of such conveyance and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

30. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

WAIVER

31. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES

32. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

        A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

        B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given one (1) business day after being deposited with a reliable overnight courier addressed to the party to be notified at the address for such party specified in the Basic Lease information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge or occupying the Premises at the time.

ATTORNEYS' FEES

33. In the event either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

SUCCESSORS AND ASSIGNS

34. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

FORCE MAJEURE

35. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant.

MISCELLANEOUS

36. A. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

        B. Time is of the essence regarding this Lease and all of its provisions.

        C. This Lease shall in all respects be governed by the laws of the State of California.

        D. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

        E. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

        F. This Lease may not be modified except by a written instrument by the parties hereto.

        G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

ADDITIONAL PROVISIONS

37. Additional Paragraphs 38 and 39, Addendum 1, 2, 3, 4, 5, 6, 7, 8, and 9, Exhibits A, B, C, D, and HM attached hereto and made a part hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                "LANDLORD"
                Spieker Properties, L.P., a California limited partnership
                By: Spieker Properties, Inc., a Maryland corporation
                -----------------------------------------------------------
                    Its General Partner

Date: 4/14/97   By /s/ JOSEPH D. RUSSELL, JR.
      -------      --------------------------------------------------------
                   Joseph D. Russell, Jr.

                Its
                   --------------------------------------------------------
                   Senior Vice President

                "TENANT"

Date: 4/11/97   Celeritek, Inc., a California corporation
      -------   -----------------------------------------------------------

                By /s/ MARGARET SMITH
                   --------------------------------------------------------

                Its  CFO
                   --------------------------------------------------------

ADDITIONAL PARAGRAPHS TO LEASE AGREEMENT DATED APRIL 11, 1997, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD, AND CELERITEK, INC., A CALIFORNIA CORPORATION, AS TENANT, FOR THAT APPROXIMATELY 25,690 SQUARE FOOT PREMISES LOCATED AT 2909 STENDER WAY, SANTA CLARA, CALIFORNIA.

38.     TENANT IMPROVEMENTS
        -------------------

        Tenant agrees to accept the Premises in "as-is" condition.

        Landlord acknowledges that Tenant desires to alter the space plan to accommodate Tenant's manufacturing operations and Landlord consents to preliminary space plan provided on February 25, 1997. However, parties acknowledge that said preliminary space plan does not provide sufficient information for Landlord to grant approval. Any and all alterations shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld. Any alterations shall be at Tenant's sole cost and expense, including all space planning, permits and construction, and shall be subject to future restoration at Landlord's discretion per Paragraph 12 of this Lease. Tenant shall contract directly with a licensed contractor and space planner, subject to Landlord's reasonable review and approval. Improvements shall be constructed in compliance with all codes, legal requirements and insurance requirements.

        See Addendum 10

39.     HAZARDOUS WASTES

        As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "Hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any federal, state, or local law, regulation, or ordinance. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project in violation of law. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, and surrounding land or the environment. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the cost of all inspections, tests, and investigations to be borne by Tenant. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, cause of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties, which indemnity shall include, without limitation, the costs of any repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from the Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

        See Addendum 11

        Prior to execution of this Lease, Tenant shall provide Landlord with a complete list on Exhibit "HM" attached of all Hazardous Materials and their approximate quantities and uses which Tenant would like to bring onto the Project; Tenant shall update this list prior to bringing any new Hazardous Materials onto the Project or prior to substantially increasing the listed quantities.

        See Addendum 12

ADDENDA TO LEASE AGREEMENT DATED APRIL 11, 1997, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA CORPORATION, AS LANDLORD, AND CELERITEK, INC., A CALIFORNIA CORPORATION, AS TENANT, FOR APPROXIMATELY 25,690 SQUARE FOOT PREMISES LOCATED AT 2909 STENDER WAY, SANTA CLARA, CALIFORNIA.

ADDENDUM 1, PARAGRAPH 6, RENT

Rent for the Premises shall be as follows:

        Months 1-12:    The base rental of $32,626.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses for the calendar year are estimated to be $3,043.00 per month. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary (up or down) will be made at the end of each operating year.

        Months 13-24    The base rental of $33,931.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

        Months 25-36    The base rental of $35,289.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

        Months 37-48    The base rental of $36,700.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

        Months 49-60    The base rental of $38,168.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

        Months 61-72    The base rental of $39,695.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

        Months 73-84    The base rental of $41,283.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

        Months 85-96    The base rental of $42,934.00 per month plus operating
                        expenses per Paragraph 7 of this Lease Agreement. Basic operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustment necessary
                        (up or down) will be made at the end of each operating year.

ADDENDA TO LEASE AGREEMENT DATED APRIL 11, 1997, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA CORPORATION, AS LANDLORD, AND CELERITEK, INC., A CALIFORNIA CORPORATION, AS TENANT, FOR APPROXIMATELY 25,690 SQUARE FOOT PREMISES LOCATED AT 2909 STENDER WAY, SANTA CLARA, CALIFORNIA.

ADDENDUM 2, PARAGRAPH 2, POSSESSION

A. Notwithstanding anything to the contrary in the Lease, the Term Commencement Date shall not occur until the later of July 1, 1997, and the date by which all of the following have occurred: (a) Landlord has effectively terminated its lease of the Premises with Microbar, Inc. ("Microbar") and Microbar has vacated the Premises; and (b) Landlord has delivered possession of the Premises to Tenant in the condition required herein. If the Term Commencement Date has not occurred for any reason other than Tenant caused delays on or before July 1, 1997, then the date Tenant is obligated to commence payment of rent shall be delayed by one day for each day that the Term Commencement Date is delayed beyond such date. If the Term Commencement Date has not occurred for any reason whatsoever on or before August 15, 1997, then Tenant may terminate the Lease by written notice to Landlord whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

B. The Lease shall be contingent upon Landlord's execution of a Termination Agreement with the tenant currently in possession of the Premises, Microbar, Inc. within fifteen days of Tenant's execution of Lease. Landlord shall promptly upon execution of the Lease endeavor to terminate its lease of the Premises with Microbar in a similar form to that attached hereto as Exhibit "D" to be effective on or before June 30, 1997, and shall use commercially reasonable efforts to cause Microbar to vacate the Premises on or before such date and to deliver the Premises to Tenant.

ADDENDUM 3, PARAGRAPH 4, USE

Notwithstanding anything to the contrary in the Lease, Tenant shall not be required to cause the Premises to comply with any laws, rules or regulations requiring alterations or improvements to the Premises unless the compliance is necessitated due to Tenant's use or alteration of the Premises; provided, however, that Tenant shall pay for the cost to cause the Premises to comply with laws not due to Tenant's use or alteration of the Premises to the extent properly included in Base Operating Cost.

ADDENDUM 4, PARAGRAPH 7, BASIC OPERATING COST

Notwithstanding anything to the contrary in the Lease, "Basic Operating Cost" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, improvements, replacements, premiums, claims, losses, fees and expenses (collectively, "Costs"): (a) Costs occasioned by fire or other casualties or by the exercise of the power of eminent domain (except for deductibles and except for premiums for insurance carried by Landlord); (b) costs related to hazardous materials that migrate onto the property or are caused by the other tenant in the project; (c) expense reserves (except reserves for real property taxes and assessments); (d) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question; and (e) assessments in excess of the amount which would be payable if such assessment expense were paid in installments over the normally scheduled term (provided, however, that Basic Operating Cost may include in any calendar year the full amount of a single assessment in the amount of $10,000 or less).

ADDENDUM 5, PARAGRAPH 11, TENANT'S REPAIRS

Notwithstanding anything to the contrary in the Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) occasioned by casualty or by the exercise of the power of eminent domain (which is addressed in Sections 23 and 24 of the Lease), or (c) electrical and plumbing systems outside the demising walls of the Premises. Notwithstanding the foregoing, Tenant shall be responsible for the costs of the repairs described in subsection (c) to the extent properly included in Basic Operating Cost.

Landlord shall amortize any individual capital repair to the Premises, due to normal wear and tear, in excess of fifteen thousand dollars ($15,000.00), over the useful life of the repair, according to generally accepted accounting principles using straight-line amortization at an interest rate equal to ten percent (10%). Landlord shall also perform such repair. If the need for such repair is caused by abnormal use or abuse by Tenant or its employees, agents or invitees, Tenant shall be responsible for such repair.

ADDENDA TO LEASE AGREEMENT DATED APRIL 11, 1997, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA CORPORATION, AS LANDLORD, AND CELERITEK, INC., A CALIFORNIA CORPORATION, AS TENANT, FOR APPROXIMATELY 25,690 SQUARE FOOT PREMISES LOCATED AT 2909 STENDER WAY, SANTA CLARA, CALIFORNIA.

ADDENDUM 6, PARAGRAPH 12, ALTERATIONS

Notwithstanding anything to the contrary in the Lease, Landlord shall advise Tenant in writing at the time Landlord approves of any alteration whether such alteration must be removed upon the termination of the Lease.

ADDENDUM 7, PARAGRAPH 16, SUBORDINATION

Landlord will use commercially reasonable efforts to obtain from the holder of any deed of trust or mortgage a reasonably acceptable nondisturbance agreement which provides that Tenant will not be disturbed by the superior lienholder so long as Tenant is in compliance with the terms of this Lease. Tenant agrees to pay Landlord all expenses incurred by Landlord in connection with Landlord obtaining a nondisturbance agreement, including, without limitation, legal fees, processing costs, and any other administrative expenses billed to Landlord. Such expenses shall constitute Additional Rent and shall be due upon Landlord's demand.

ADDENDUM 8, PARAGRAPH 21, ASSIGNMENT AND SUBLETTING

Notwithstanding anything to the contrary in the Lease, Tenant may, without Landlord's prior written consent and without being subject to the termination right or profit sharing provisions in Paragraph 21 of the Lease, sublet the Premises or assign the Lease to (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant,
(b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets located in the Premises. A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

ADDENDUM 9, PARAGRAPH 24, CASUALTY DAMAGE

Notwithstanding anything to the contrary in the Lease (including the provisions of Paragraph 24 of the Lease), Landlord shall not have the right to terminate the Lease following casualty damage to the Premises if the damage to the Premises is relatively minor (e.g., repair or restoration would take less than one hundred twenty (120) days to perform or cost less than ten percent (10%) of the replacement cost of the Premises).

ADDENDUM 10, PARAGRAPH 38, TENANT IMPROVEMENTS

A. Notwithstanding anything to the contrary in the Lease, Landlord shall deliver the Premises to Tenant in good, broom clean and vacant condition, with all building systems in good working order and the roof water-tight, and otherwise in the same condition as on the date hereof.

B. Landlord hereby consents, subject to its review and approval of final plans, to Tenant's construction of the following improvements on a portion of the Project adjacent to but outside the boundaries of the Premises as more particularly described on Exhibit C attached hereto (the "Exterior Improvements"): a nitrogen tank (which shall not be taller than the Building), including an approximately 15 square foot pad and connecting pipes leading into the Premises; a small gasification system; a small vacuum pump on a 3 square foot pad; a clean dry air system; and a small chiller. Tenant shall have the right to use the Exterior Improvements at all times during the term of the Lease.

ADDENDUM 11, PARAGRAPH 39, HAZARDOUS WASTES

Landlord shall indemnify, defend and hold Tenant, its affiliates, their respective directors, officers, employees and agents harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses and attorneys' fees arising out of any Hazardous Material in, on or about the Project or the Premises immediately prior to Tenant's first occupancy or which was created, handled, placed, stored, used, transported or disported or disposed of by Landlord, excluding, however, any Hazardous Material whose presence was caused by Tenant or its affiliates or their respective agents.

ADDENDA TO LEASE AGREEMENT DATED APRIL 11, 1997, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA CORPORATION, AS LANDLORD, AND CELERITEK, INC., A CALIFORNIA CORPORATION, AS TENANT, FOR APPROXIMATELY 25,690 SQUARE FOOT PREMISES LOCATED AT 2909 STENDER WAY, SANTA CLARA, CALIFORNIA.

ADDENDUM 12, REASONABLE CONSENTS

Notwithstanding anything to the contrary in the Lease, whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

                                  EXHIBIT "A"





                                  [FLOOR PLAN]
















                                   SITE PLAN

                                  EXHIBIT "A"
                               LEGAL DESCRIPTION


PARCEL ONE:
-----------


A PORTION OF THAT certain 12.263 acre parcel shown on the Record of Survey entitled, "LANDS PROPOSED FOR STREET PURPOSES WITH THE CITY OF SANTA CLARA", recorded April 27, 1973 in Book 322 of Maps, pages 13 and 14, Santa Clara County Records, said portion being more particularly described as follows:

COMMENCING at the Southeast corner of said 12.263 acre parcel, being an iron pipe set in the Southwesterly corner of that certain 15 foot strip of land designated "Pcl, C-2" on said Record of Survey Map; thence along a Southerly boundary of said 12.263 acre parcel, North 86 degrees 3' 50" West 170.25 feet to an iron pipe set; thence North 89 degrees 46' 30" West 149.44 feet to an iron pipe set 12.00 feet Northerly, measured at right angles, from Northerly line of Central Expressway, as shown on said Record of Survey Map; thence on a tangent curve deflecting to the right, with a radius of 40.00 feet, through a central angle of 90 degrees 47' 17", an arc distance of 63.38 feet to an iron pipe set in the Easterly line of Stender Way, as said Way is shown on said Record of Survey Map; thence on and along the Easterly boundary of said Stender Way; North 1 degree 00' 47" East 230.00 feet; thence at right angles to Stender Way, South 88 degrees 59' 13" East 360.00 feet to a point in the Westerly boundary of said 15 foot strip designated "Pcl. C-2"; thence South 1 degree 00' 47" West along said Westerly line of said 15 foot strip 276.62 feet to the point of commencement, and being a portion of the Southeast quarter of Section 28, Township 6 South, Range 1 West, Mount Diablo Base and Meridian, and also being a portion of Parcel "A" as shown on the Parcel Map entitled, "PT'N LANDS OF CROW SPIEKER #11, ALL OF 12.263 AC. PCL., R/S Santa Clara County Records.

PARCEL TWO:
-----------

A PORTION of that certain "12.263 AC." parcel of land shown as bounded on the West by Stender Way and on the East by "Pcl, C-2" on Record of Survey Map filed April 27, 1973 in Book 322 of Maps, at pages 13 and 14, Santa Clara County Records, said portion being more particularly described as follows:

BEGINNING at the Southwesterly corner of said "Pcl, C-2". Thence, along the Westerly boundary of said "Pcl. C-2", North 1 degree 00' 47" East 276.62 feet to the TRUE POINT OF COMMENCEMENT, thence, from said TRUE POINT OF COMMENCEMENT, along the Westerly boundary of said "Pcl. C-2", North 1 degree 00' 47" East
195.00 feet, thence Westerly, at right angles to last said course, North 88 degrees 59' 13" West 360.00 feet to the Easterly line of Stender Way as shown on aforesaid Map, thence South 1 degree 00' 47" West along last said Easterly line of Stender Way, 195.00 feet, thence Easterly, at right angels to last said course, 360.00 feet to THE TRUE POINT OF COMMENCEMENT, also being a portion of Parcel "A" as shown on the Parcel Map entitled, "PT'N LANDS OF CROW-SPIEKER #11, ALL OF 12.263 AC. PCL., R/S 322/14", recorded April 22, 1974 in Book 338 of Maps, page 40, Santa Clara County Records.

                                  EXHIBIT "B"

                              EXISTING FLOOR PLAN






                         [CHART OF EXISTING FLOOR PLAN]

                                  EXHIBIT "C"

                             EXTERIOR IMPROVEMENTS







                        [CHART OF EXTERIOR IMPROVEMENTS]

                                  EXHIBIT "D"
                         FORM OF TERMINATION AGREEMENT
                                    (DRAFT)


                             TERMINATION AGREEMENT
                           REGARDING 2909 STENDER WAY

        THIS TERMINATION AGREEMENT ("Agreement") is dated April __, 1997, by and between Spieker Properties, L.P., a California limited partnership, successor in interest to Spieker #11, a California general partnership, ("Spieker"), and Microbar, Inc., a California corporation, ("Microbar").

                                    RECITALS

        A. Spieker is the owner of the Premises located at 2909 Stender Way, Santa Clara, California (the "Premises"). The Premises are currently leased and occupied by Microbar per the terms of that separate lease agreement between Landlord and Tenant, dated October 4, 1994, ("Lease").

        B. Microbar intends to relocate its business operations to its newly leased property located at 1252 Orleans Drive, Sunnyvale, California and wishes to relinquish its possession of the Premises and terminate its obligations under the Lease, effective June 30, 1997.

        C. Spieker has received a letter of interest from Celeritek, Inc., a California Corporation, ("Celeritek") whereby Celeritek would lease the Premises from Spieker, commencing July 1, 1997. Spieker is agreeable to terminating the Lease with Microbar contingent upon Spieker entering into an acceptable new lease for the Premises with Celeritek and on other conditions contained herein.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the terms set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Celeritek and Microbar hereby agree as follows:

Occupancy and   Microbar agrees that on or before 5:00 P.M. June 30, 1997, it
Surrender:      shall have vacated the Premises completely, including the
                removal of all items permitted or required to be removed under the terms of the Lease, with all building systems in good working order. Microbar will provide Spieker reasonable opportunities to enter into the Premises to conduct inspections of the Premises and building systems during Microbar's last month of occupancy.

Contingencies:      This Agreement shall be contingent on the following events:

                    (a) that Microbar has paid all amounts owing under the Lease through June 30, 1997 (including and without limitation rent, late fees, operating costs, etc.);

                    (b) that Microbar has surrendered the premises as provided herein and required by the Lease; and

                    (c) that the new and separate lease agreement contemplated by Spieker and Celeritek is in full force and effect.

                    If any of the above considerations have not been fulfilled, Spieker shall have the option to render this agreement null and void by providing Microbar written notice on or before July 31, 1997.

Lease Termination:  Provided that all contingencies have been fulfilled, the
                    Lease shall terminate effective June 30, 1997 and neither party shall have any further obligation to the other except as provided herein or as specified in the Lease as a provision surviving the termination or expiration of the Lease.

Security Deposit:  Spieker agrees to refund Microbar's original security deposit of sixteen thousand seven hundred seventy dollars ($16,770), less any outstanding charges (including, but not limited to outstanding rent, late fees, prorated Basic Operating Costs Adjustments, restoration costs, etc.), within ninety (90) days after the effective termination.

        IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as evidenced by their signatures below.

"LANDLORD"                                      "TENANT"

Spieker Properties, L.P.,                        Microbar, Inc.,
a California limited partnership                a California corporation
By:  Spieker Properties, Inc.,
     a Maryland corporation
     Its: General Partner

By:                                             By:
    --------------------------                      ---------------------------

Its:                                            Its:
     -------------------------                       --------------------------

Date:                                           Date:
      ------------------------                        -------------------------

                                  EXHIBIT "HM"

                          LIST OF HAZARDOUS MATERIALS:



                                                               Quantity Used
  Chemical Name          Purpose         Quantity Stored      on Weekly Basis
  -------------          -------         ---------------      ---------------
Liquid Nitro                                 3000 gal tank

Wiping Alcohol                                   minimal

No clean Soder flux                              minimal

Forming Gas                                      1 bottle

Misc. Oils               for Vac pumps